Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form     S-8) pertaining to the 2003 Share Option Plan of Ceragon Networks Ltd. of our reports dated April 1, 2009, with respect to the consolidated financial statements of Ceragon Networks Ltd. included in its Annual Report (Form 20-F) for the year ended December 31, 2008, and the effectiveness of internal control over financial reporting of Ceragon Networks Ltd. filed with the Securities and Exchange Commission.

Tel-Aviv, Israel	KOST FORER GABBAY & KASIERER
December 30, 2009	A Member of Ernst & Young Global